Exhibit 3.894

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/24/1999
991257255 — 3061008
CERTIFICATE OF FORMATION
OF
LIBERTY WASTE SERVICES HOLDINGS, L.L.C.
A Limited Liability Company
     FIRST: The name of the limited liability company is:
Liberty Waste Services Holdings, L.L.C.
     SECOND: The address of the limited liability company’s registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.
     THE UNDERSIGNED, being the individual forming the limited liability company, has executed, signed and acknowledged this Certificate of Formation this 24th day of June, 1999.

/s/ Cindy Sabish
Cindy Sabish, Authorized Person

CERTIFICATE OF AMENDMENT
OF
LIBERTY WASTE SERVICES HOLDINGS, L.L.C.
1.	The name of the limited liability company is Liberty Waste Services Holdings, L.L.C.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:
The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Liberty Waste Services Holdings, L.L.C. this 24th day of July, 2000.

/s/ J. L. White
J. L. WHITE
AUTHORIZED PERSON

CERTIFICATE OF AMENDMENT
OF
LIBERTY WASTE SERVICES HOLDINGS, L.L.C.
     1. The name of the limited liability company is Liberty Waste Services Holdings, L.L.C.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
     The name of the limited liability company is Sand Valley Holdings, L.L.C.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Liberty Waste Services Holdings, L.L.C. this 14th day of August, 2000.

/s/ Donald W. Slager
Donald W. Slager, Executive Vice President